UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 5, 2008

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-143314 (Commission File Number)	20-8051010 (IRS Employer Identification No.)

6th floor, Xue Yuan International Tower, Zhi Chun Road, Hai Dian District, Beijing, PRC
(Address of principal executive offices and zip code)

+(8610) 8231-8626
(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 5, 2008, Yongye Biotechnology International, Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”), with certain qualified institutional buyers (the “Investors”) for the issuance and sale of an aggregate of 6,073,006 shares of the Company’s common stock, par value $.001 per share (the “Shares”) and warrants exercisable for 1,518,253 shares of Common Stock at an exercise price of $1.848 per share (the “Warrants”), for aggregate gross proceeds equal to approximately $9,350,000 (the “Offering”). The Warrants are for a term of 5-years and have a cashless exercise feature if, after the six-month anniversary of the date that the Warrant is issued, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares underlying the Warrant.

In connection with the Offering, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, in which we agreed to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the Shares, within 45 calendar days of the closing date of the Offering, and to use our best efforts to have the registration statement declared effective within 150 calendar days of the closing date of the Offering. We will pay liquidated damages of 1% of the dollar amount of the Shares sold in the Offering per month, payable in cash, up to a maximum of 10%, if the registration statement is not filed and declared effective within the foregoing time periods. ROTH Capital Partners, LLC (“Roth”) acted as the exclusive financial advisor and placement agent for the Company. Roth received warrants to purchase 607,301 shares of the Company’s common stock, an amount equal to 10% of the securities issued in the Offering, at a price per share of $1.848. The warrants are for a term of 5-years and have a cashless exercise feature.

We also entered into an escrow agreement (the “Escrow Agreement”) with the Investors, Roth, as representative of the Investors, Tri- State Title & Escrow LLC (the “ Escrow Agent”) and Full Alliance International Limited (the “Pledgor”), pursuant to which 4,000,000 shares of Common Stock owned by the Pledgor (the “Escrow Shares”) were delivered to the Escrow Agent. Of the Escrow Shares, 2,000,000 shares (the “Make Good Escrow Shares”) are being held as security for the achievement of (i) $10,263,919 (the “2008 Net Income Threshold”), and (ii) fully diluted earnings per share to be reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 to be filed with the SEC (the “2008 Annual Report”), of no less than $0.42 (the “2008 Guaranteed EPS”). If we achieve the 2008 Net Income Threshold and the 2008 Guaranteed EPS, the Make Good Escrow Shares will remain in escrow as security for the achievement of certain net income and fully diluted earnings per share targets for the year ended December 31, 2009. If we do not achieve the 2008 Net Income Threshold or the 2008 Guaranteed EPS, the Make Good Escrow Shares will be transferred to the Investors on a pro rata basis. If the 2008 Annual Report is not filed timely with the SEC and remains unfiled for a period in excess of 45 days after the last day that the same was required to have been filed (taking into account the relief permitted under Rule 12(b)-25 of the Exchange Act), then the 2008 After Tax Net Income shall be deemed to be less than the 2008 Net Income Threshold, and all of the Make Good Escrow Shares shall be transferred to the Investors on a pro-rata basis. If prior to the second anniversary of the filing of the 2008 Annual Report, the Company or its auditors report or recognize that the financial statements contained in the 2008 Annual Report are subject to amendment or restatement such that the Company would recognize or report adjusted 2008 After Tax Net Income of less than the 2008 Net Income Threshold or adjusted earnings per share less than the 2008 Guaranteed EPS, then notwithstanding the retention of the Make Good Escrow Shares in the escrow, or any prior return of Make Good Escrow Shares to the Pledgor, the Pledgor will, within 10 Business Days following the earlier of the filing of such amendment or restatement or recognition, deliver the Make Good Escrow Shares to the Investors. “2008 After Tax Net Income” shall mean the Company's operating income after taxes for the fiscal year ending December 31, 2008, determined in accordance with GAAP as reported in the 2008 Annual Report.

The following provisions with respect to the achievement of 2009 net income and fully diluted earnings per share targets will only apply if the Make Good Escrow Shares have been retained in the escrow after the achievement by the Company of the 2008 Net Income Threshold and 2008 Guaranteed EPS. In the event that (i) the 2009 After Tax Net Income equals or exceeds $12,649,248 and is less than $15,811,560, or (ii) the fully diluted earnings per share reported in the 2009 Annual Report on Form 10-K filed with the SEC (the “2009 Annual Report”), equals or exceeds $0.42 and is less than $0.53, then Make Good Escrow Shares equal to the product of (i)(A) $15,811,560 minus the 2009 After Tax Net Income, divided by (B) $15,811,560, and (ii) the Make Good Escrow Shares, shall be transferred to the Investors on a pro-rata basis, and the remaining Make Good Escrow Shares shall be returned to the Pledgor. In the event that (i) the 2009 After Tax Net Income is less than $12,649,248 or (ii) the fully diluted earnings per share reported in the 2009 Annual Report is less than $0.42, then all of the Make Good Escrow Shares shall be transferred to the Investors on a pro-rata basis. In the event that the (i) 2009 After Tax Net Income is equal to or greater than $15,811,560 and (ii) the fully diluted earnings per share reported in the 2009 Annual Report is equal to or greater than $0.53, then the Make Good Escrow Shares shall be returned to the Pledgor. If the 2009 Annual Report is not filed timely with the SEC and remains unfiled for a period in excess of 45 days after the last day that the same was required to have been filed (taking into account the relief permitted under Rule 12(b)-25 of the Exchange Act), then the 2009 After Tax Net Income shall be deemed to be less than $12,649,248, and all of the Make Good Escrow Shares shall be transferred to the Investors on a pro-rata basis. If prior to the second anniversary of the filing of the 2009 Annual Report, the Company or its auditors report or recognize that the financial statements contained in the 2009 Annual Report are subject to amendment or restatement such that the Company would recognize or report adjusted 2009 After Tax Net Income of less than $12,649,248 or adjusted earnings per share less than $0.42, then notwithstanding any prior return of the Make Good Escrow Shares, or any portion thereof, to the Pledgor, the Pledgor will, within 10 business days following the earlier of the filing of such amendment or restatement or recognition, deliver the relevant Make Good Escrow Shares to the Investors; provided, however, that if any portion of the Make Good Escrow Shares have been previously transferred to the Investors, the Pledgor shall only be responsible for transferring such number of Make Good Escrow Shares up to the number of Make Good Escrow Shares that were previously returned to the Pledgor. In no event shall the Pledgor be responsible for transferring any number of Make Good Escrow Shares in excess of what has been previously returned to the Pledgor. “2009 After Tax Net Income” shall mean the Company's operating income after taxes for the fiscal year ending December 31, 2009, determined in accordance with GAAP as reported in the 2009 Annual Report.

The remaining 2,000,000 shares in escrow are being held as security for the timely issuance of a fertilizer license (the “License”) to the CJV (as defined below) and completion of the CJV Restructuring (as defined below) (the “Restructuring Make Good Shares”). In the event that (1) the License has not been issued to Yongye Nong Feng Biotechnology Co., Ltd., our cooperative joint venture organized under the laws of the People’s Republic of China (the “CJV”), by June 30, 2009, or such later date as agreed to by us and Investors holding a majority of the Shares at such time (the “License Grant Date”), or (2) the License has been issued by the License Grant Date, but the CJV Restructuring is not completed by the Restructuring Completion Date, the Restructuring Make Good Shares shall be transferred in accordance with the Escrow Agreement to the Investors on a pro-rata basis for no consideration other than their respective investment amounts paid to us at Closing. The “Restructuring Completion Date” shall be the date that is 132 calendar days after the License Grant Date. CJV Restructuring means the consummation of the acquisition of the assets of Inner Mongolia Yong Ye Biotechnology Co., Ltd. by the CJV and the draw down by the CJV of a bank loan or loans for at least the RMB equivalent of US$6.0 million that is secured against the acquired assets.

If the License is issued by the License Grant Date and the CJV Restructuring is completed by the Restructuring Completion Date, the Restructuring Make Good Shares shall be returned to the Pledgor.

The Shares were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering, and Regulation D and/or Regulation S, promulgated thereunder, and in reliance upon exemptions from registration under applicable state securities laws.

A copy of the Securities Purchase Agreement, the Registration Rights Agreement and the Escrow Agreement are incorporated herein by reference as Exhibits 10.1, 4.1 and10.2, respectively, to this Form 8-K.

Item 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The Company hereby incorporates by reference its response in Item 1.01 with regard to the terms, conditions and sale of the Shares and Warrants pursuant to the Offering. Each Investor represented to the Company that it was a “qualified institutional buyer” and made other investment representations and agreed that the Shares shall bear a restrictive legend against resale without registration under the Securities Act.

A copy of the Purchase Agreement, the Registration Rights Agreement and the Escrow Agreement are incorporated herein by reference as Exhibit 10.1, Exhibit 4.1, and Exhibit 10.2, respectively, to this Form 8-K. The descriptions of the Purchase Agreement, the Registration Rights Agreement and the Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

The sale of the Shares and the Warrants was made pursuant to Section 4(2) of the Securities Act for transactions not involving a public offering and Regulation D and/or Regulation S, as promulgated by the SEC under the Securities Act, and in reliance upon exemptions from registration under applicable state securities laws.

Item 8.01	OTHER

On September 10, 2008, we issued a press release announcing the consummation of the transactions contemplated by the Purchase Agreement. The press release is annexed hereto as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit No.:	Description:

4.1	Registration Rights Agreement dated as of September 5, 2008 by and among Yongye Biotechnology International, Inc. and the several investors named therein(1).

4.2	Form of Investor Warrant(1).

4.4	Form of Placement Agent Warrant(1).

10.1
Securities Purchase Agreement dated as of September 5, 2008 by and among Yongye Biotechnology International, Inc., Inner Mongolia Yongye Nong Feng Biotechnology Co., Ltd., a cooperative joint venture organized under the laws of the People’s Republic of China, and the several investors named therein (1).

10.2
Make Good Share Escrow Agreement, dated as of September 5, 2008, by and among Yongye Biotechnology International, Inc., the several investors named therein, ROTH Capital Partners, LLC, Full Alliance International Limited, and Tri-State Title & Escrow, LLC(1).

99.1	Press Release.

(1) Previously filed as an exhibit to the Registration Statement on Form S-1/A (Reg. No. 333-150949) filed with the Securities and Exchange Commission on September 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.

Dated: September 10, 2008	By:	/s/ Zishen Wu
Zishen Wu
CEO